UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2012

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 3 pages, excluding exhibits.

Item 5.02 — Compensatory Arrangements of Certain Officers.

On September 17, 2012, in order to comply with regulatory requirements pursuant to Part 359 of the regulations of the Federal Deposit Insurance Corporation [12 CFR 359], as interpreted by the Federal Deposit Insurance Corporation, Southern Community Financial Corporation (“Southern Community”) and its principal subsidiary, Southern Community Bank and Trust (the “Bank”), entered into amendments to the employment agreements (“Amendments”) with James Hastings, Interim President and Chief Executive Officer and Chief Financial Officer, Merle B. Andrews, Executive Vice President and Senior Operations Officer, and James C. Monroe, Jr., Senior Vice President and Treasurer, that reduce the amount of the severance/retention payments for which each of the officers is eligible.

The Amendments executed by Messrs. Hastings and Monroe and Ms. Andrews provide for them to be eligible, following the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Southern Community Financial Corporation, Capital Bank Financial Corp. and Winston 23 Corporation, dated March 26, 2012, as amended on June 25, 2012, to receive severance/retention awards equal to up to $200,900, $178,671 and $171,900, respectively. The severance/retention payments to each of Messrs. Hastings and Monroe and Ms. Andrews are expected to be paid, subject to the execution and nonrevocation of a waiver and release, upon the named executive officer’s termination of employment, provided that, if the named executive officer resigns for no reason or is terminated for “cause” prior to the earlier of (i) the 60th day following the conversion date (as determined by Southern Community or its parent) and (ii) the six month anniversary of the consummation of the merger, then Mr. Monroe is only entitled to $99,900, and Mr. Hastings and Ms. Andrews are only entitled to 62% and 58% of the severance/retention payment set forth above, respectively.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty-two banking offices throughout the Piedmont region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment Number Three to the Employment Agreement of James Hastings dated September 17, 2012
10.2	Amendment Number Three to the Employment Agreement of Merle B. Andrews dated September 17, 2012
10.3	Amendment Number Five to the Employment Agreement of James C. Monroe, Jr. dated September 17, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

Date: September 18, 2012	By:	/s/ James Hastings
Name: James Hastings
Title: Interim Chief Executive Officer
and Chief Financial Officer